UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 25, 2005

CSK Auto Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13927	86-0765798
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

645 E. Missouri Ave., Suite 400, Phoenix, Arizona		85012
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	602-265-9200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On July 25, 2005, CSK Auto Corporation ("Company") issued a press release, announcing the pricing of $110 million aggregate principal amount of exchangeable senior unsecured notes to be offered by CSK Auto, Inc., the Company’s wholly-owned subsidiary, in a private offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this report is neither an offer to sell nor a solicitation of an offer to buy any of the exchangeable senior notes. The notes to be offered and the common stock issuable upon exchange of the notes have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws.

Item 9.01 Financial Statements and Exhibits.

c) Exhibits

Exhibit No. - Description
Exhibit 99.1 - Press Release of CSK Auto Corporation dated July 25, 2005, regarding the pricing of the exchangeable senior unsecured notes to be offered by CSK Auto, Inc.

Forward Looking Statements

Portions of this filing may constitute "forward-looking statements" as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different. Any such statements are made in reliance on the "safe harbor" protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSK Auto Corporation

July 26, 2005	By:	/s/ RANDI V. MORRISON

Name: RANDI V. MORRISON
Title: Vice President, Assistant General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of CSK Auto Corporation dated July 25, 2005, regarding the pricing of the exchangeable senior unsecured notes to be offered by CSK Auto, Inc.